NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CONCEPT HOLDING CORP.

CUSIP NO. 20600Y 10 7

NUMBER

SHARES

AUTHORIZED COMMON STOCK: 90,000,000 SHARES
PAR VALUE: $0.001

NOTICE: BY ACCEPTING DELIVERY OF THIS CERTIFICATE THE RECORD HOLDER AND ANY ASSIGNEE(S) ACCEPT AND AGREE TO THE CONDITIONS UNDER "NOTICE" ON THE REVERSE.

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of **Concept Holding Corp.** Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED
AMERICAN REGISTRAR & TRANSFER CO.
P.O. Box 1798, Salt Lake City, Utah 84110

By ______ Registrar - Authorized Signature

/s/ Thomas Howells
SECRETARY

CONCEPT HOLDING CORP.
CORPORATE
Seal
NEVADA

/s/ Thomas Howells
PRESIDENT